Exhibit 10.1

ANTELOPE ENTERPRISE HOLDINGS LIMITED

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

This Convertible Promissory Note and Warrant Purchase Agreement (this “Agreement”) is made as of November 19, 2024, by and between ANTELOPE ENTERPRISE HOLDINGS LIMITED, a company organized under the laws of British Virgin Islands (the “Company”), and Indigo Capital LP, a limited partnership organized under the laws of the Cayman Islands (the “Purchaser”).

RECITALS

The Company desires to issue and sell, and the Purchaser desires to purchase, a convertible promissory note in substantially the form attached to this Agreement as Exhibit A (the “Note”) which shall be convertible on the terms stated therein into newly-issued Class A ordinary shares, no par value each, of the Company (“Ordinary Shares”) registered by the Company under its registration statement on Form F-3 filed with the United States Securities and Exchange Commission and declared effective on July 15, 2022 under File Number 333-260958 which was originally Filed on July 6, 2022 (the “Registered Ordinary Shares”). Capitalized terms not otherwise defined herein have the meaning given them in the Note.

AGREEMENT

The parties hereby agree as follows:

1.	Purchase and Sale of the Note.

(a) Sale and Issuance of the Note. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to the Purchaser:

(i) the Note in the principal amount of US$990,000, against which the Purchaser shall make advances of monies to the Company (“Advances”), and which shall be convertible to Registered Ordinary Shares, all according to the terms of the Note.

(b) Purchase. The aggregate purchase price of the Note shall be equal to 90% of the principal amount of the Note, as paid through the Advances.

(c) Closing.

(i) Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, on the Closing Date, the Company shall deliver to the Purchaser the Note each duly executed by the Company and the Purchaser shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to the Purchase Price of the Note, less the Transaction Costs as set forth in Section 1(d) below. The purchase and sale of the Note shall take place remotely by the electronic exchange among the parties and their counsel of all documents and deliverables required under this Agreement at 10:00 a.m., on September [ ], 2024, or in such other manner or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Closing”, such date, the “Closing Date”).

(d) Transaction Costs. Purchaser shall deduct from the Advances the following fees, costs and expenses (collectively, “Transaction Costs”):

(i) All legal costs, if any, incurred by the Purchaser not exceeding $20,000.

2.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of British Virgin Islands and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) Authorization. This Agreement, the Note, and Registered Ordinary Shares issuable upon conversion of the Note, have been duly authorized by the Company. This Agreement and the Note, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with theirrespective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited bylaws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Registered Ordinary Shares. The Note and Registered Ordinary Shares upon issuance shall be duly registered under the Company’s registration statement on Form F-3 filed with the United States Securities and Exchange Commission and declared effective on July 15, 2022, under SEC File Number 333-260958 which was originally filed on July 6, 2022.

3.	Representations and Warranties of the Purchasers. The Purchaser hereby represents and warrants to the Company that:

(a) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legallybinding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Note to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note. The Purchaser either has not been formed for the specific purpose of acquiring the Note, or each beneficial owner of equity securities of or equity interests in the Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c) Knowledge; Financial Statements. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Note. In particular, the Purchaser acknowledges that such Purchaser has reviewed the Company’s publicly filed information with the SEC and has made due inquiry of the Company and received satisfactory responses thereto.

(e) No Public Market. The Purchaser understands that no public market now exists for the Note, and that the Company has made no assurances that a public market will ever exist for the Note.

(g) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

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(h) Foreign Investors. If a Purchaser is not a United States person (as defined by Rule 902(k) under the Securities Act), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Note or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Note, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any,that maybe relevant to the purchase, holding, redemption, sale or transfer of the Note. Such Purchaser’s subscription and payment for, and his or her continued beneficial ownership of the Note, will not violate any applicable securities or other laws of the Purchaser’s jurisdiction. Such Purchaser also hereby represents that such Purchaser is not a “10-percent shareholder” as defined in Section 871(h) of the Internal Revenue Code of 1986, as amended.

(i) Foreign Investment Regulations. The Purchaser represents that any consideration to be paid for Note pursuant to this Agreement does not derive from activity that is or was contrary to law or from aperson or location that is or was the subject of a United States embargo or other economic sanction and that no consideration to be paid for Note and Warrant in accordance with this Agreement will provide the basis for liability for any person under United States anti-money laundering laws or economic sanctions laws. The Purchaser represents that neither such Purchaser nor any of its nominees or affiliates is on the specially designated OFAC list or similar European Union watchlist.

4.	Conditions of the Purchasers’ Obligations at Closing. The obligations of the Purchaser to the company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note and Warrant pursuant to this Agreement shall be obtained and effective as of the Closing.

(c) Registration Statement. The Company shall have filed a prospectus supplement to its registration statement on form F-3 (No. 333-260958) for the issuance of Conversion Shares to Investor under the Note.

5.	Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note and Warrant pursuant to this Agreement shall be obtained and effective as of the Closing.

(c) Delivery of Form W-8 BEN or Form W-9. The Purchaser shall have completed and delivered to the Company a validly executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Purchaser’s exemption from withholding tax.

6.	Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction except as maybe paid solely out of the Transaction Costs. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

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7.	Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that none of the other Purchasers nor the respective controlling persons, officers, directors, partners, agents, or employees of such other Purchaser shall be liable for any action heretofore or hereafter taken or omitted to betaken by any of them in connection with the Note and Warrant.

8.	Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of choice or conflicts of law.

(b) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(c) Amendments and Waivers. Any term of this Agreement maybe amended or waived only with the written consent of the Company and Purchaser.

(d) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of theirrespective successors, assigns, heirs, executors, administrators and legal representatives.

(e) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the mostrecent address set forth in the Company’s books and records.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and theirrespective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h) Counterparts. This Agreement maybe executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy or by electronic signature duly verified (such as through DocuSign® or an equivalent facility) will have the same force and effect as execution of an original.

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IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note Purchase Agreement to be executed by its officer thereunto duly authorized as of the date first above indicated.

Antelope Enterprise Holdings Limited

By:
Name:
Title:

AGREED TO AND ACCEPTED:

Indigo Capital LP

By
Name:
Title: